UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2009

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of RCM Technologies, Inc. (the “Company”) granted non-qualified stock options to certain of the Company’s officers, employees and non-employee directors. The number of shares of the Company’s common stock, $0.05 par value per share (the “Common Stock”) issuable upon exercise of these options is set forth opposite the name of each grantee in the following table:

Name of Grantee	Position	Number of Shares Underlying Option
Leon Kopyt	President and CEO	75,000
Kevin D. Miller	CFO, Treasurer and Secretary	50,000
Rocco Campanelli	Executive Vice President	25,000
Bill Gargano	Group Senior Vice President	25,000
Michael Saks	Senior Vice President	15,000
Norman S. Berson	Non-Employee Director	10,000
Robert B. Kerr	Non-Employee Director	10,000
Lawrence Needleman	Non-Employee Director	10,000

All of the option grants were made under the Company’s 2007 Omnibus Equity Compensation Plan except for the grant to Mr. Needleman, which was made utilizing shares remaining available for grant under the Company’s 2000 Employee Stock Incentive Plan. The option grants were made pursuant to the option grant agreements attached as exhibits hereto and incorporated by reference in this Item 5.02, and have the following terms and conditions, as well as such other terms and conditions as are set forth in the option grant agreements.

All of the options have a per share exercise price of $1.73, the closing price of the Common Stock as reported on the NASDAQ Global Market on July 7, 2009, the date on which the options were granted. The options have a ten-year term.

The options granted to Messrs. Kopyt and Miller become exercisable on the first anniversary of the date of grant, assuming that the grantee has been continuously employed by the Company between the date of grant and such first anniversary, and provided that vesting may be accelerated in the event of a Change of Control, as defined in the grant agreement. The options granted to Messrs. Campanelli, Gargano and Saks become exercisable on the third anniversary of the date of grant, assuming that the grantee has been continuously employed by the Company between the date of grant and such third anniversary, and provided that vesting may be accelerated, so that the option would become exercisable as to 50% of the shares subject thereto, based upon the determination of the Committee on each of the first two anniversaries of the date of grant as to the achievement by the grantee of certain goals described in the grant agreements. The options granted to Messrs. Berson, Kerr and Needleman become exercisable in equal installments on the first two anniversaries of the date of grant.

On July 10, 2009, the Board of Directors voted to increase the annual retainer fee to the non-employee members of the Board for Board service from $24,000 to $36,000, which amount shall continue to be payable in cash in equal monthly installments.  Non-employee members of the Board shall continue to receive meeting attendance fees of $750 for each Board meeting and $300 for each Committee meeting in excess of four that is held on a date other than the date of a Board meeting.

Item 9.01.      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
99.1	Option Grant Agreement, dated July 8, 2009, to Leon Kopyt.
99.2	Option Grant Agreement, dated July 8, 2009, to Kevin D. Miller.
99.3	Option Grant Agreement, dated July 8, 2009, to Rocco Campanelli.
99.4	Option Grant Agreement, dated July 8, 2009, to Bill Gargano.
99.5	Option Grant Agreement, dated July 8, 2009, to Michael Saks.
99.6	Option Grant Agreement, dated July 8, 2009, to Norman S. Berson.
99.7	Option Grant Agreement, dated July 8, 2009, to Robert B. Kerr.
99.8	Option Grant Agreement, dated July 8, 2009, to Lawrence Needleman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: July 14, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Option Grant Agreement, dated July 8, 2009, to Leon Kopyt.
99.2	Option Grant Agreement, dated July 8, 2009, to Kevin D. Miller.
99.3	Option Grant Agreement, dated July 8, 2009, to Rocco Campanelli.
99.4	Option Grant Agreement, dated July 8, 2009, to Bill Gargano.
99.5	Option Grant Agreement, dated July 8, 2009, to Michael Saks.
99.6	Option Grant Agreement, dated July 8, 2009, to Norman S. Berson.
99.7	Option Grant Agreement, dated July 8, 2009, to Robert B. Kerr.
99.8	Option Grant Agreement, dated July 8, 2009, to Lawrence Needleman.